Exhibit 99.1

Contact:	Michael Kirshbaum	The Advisory Board Company
	Chief Financial Officer	2445 M Street, N.W.
	c/o Cameron Moss	Washington, D.C. 20037
	202.266.7538	www.advisory.com
MossC@Advisory.com

THE ADVISORY BOARD COMPANY REPORTS

RESULTS FOR QUARTER ENDED SEPTEMBER 30, 2014

Company Reports Quarterly Revenue of $144 Million and Contract Value of $562 million;

announces a change to its fiscal year end

WASHINGTON, D.C. — (November 6, 2014) — The Advisory Board Company (NASDAQ: ABCO), a global technology, research, and services company providing a leading cloud-based performance platform for the health care and higher education industries, today announced financial results for the quarter ended September 30, 2014, highlighted by 14% growth in contract value and 12% growth in quarterly revenue.

Robert Musslewhite, Chairman and Chief Executive Officer of The Advisory Board Company, commented, “We again achieved continued growth and strong bottom line performance in the third calendar quarter. Our record contract value of nearly $562 million illustrates the outstanding value we deliver to our members, and our adjusted EBITDA and non-GAAP earnings per share growth demonstrate the scalability inherent in our business model. While we ended the quarter slightly behind where we wanted to be on revenue, we are on track to finish within our guidance range for this year, and we are positioned well for a strong finish, which will set up solid revenue and earnings performance in calendar 2015. As we head into this important period, our highest priority is strong execution on sales and renewals.”

Mr. Musslewhite continued, “The health care and higher education industries need us now more than ever, given the high degree of change and complexity our members face in both markets. And given our best-in-class products, proven value delivery model, extensive member network, and outstanding talent, we are in the ideal position to solve our members’ most complex challenges and generate enormous positive impact.”

Revenue for the quarter increased 12% to $144.2 million, from $128.3 million for the quarter ended September 30, 2013. Contract value increased 14% to $561.6 million as of September 30, 2014, up from $491.3 million as of September 30, 2013. For the quarter ended September 30, 2014, net income attributable to common stockholders was $6.5 million, or $0.18 per diluted share, compared to net income attributable to common stockholders of $9.0 million, or $0.24 per diluted share, for the quarter ended September 30, 2013. For the quarter ended September 30, 2014, adjusted EBITDA was $25.4 million, up from $22.3 million for the quarter ended September 30, 2013. Adjusted net income for the quarter ended September 30, 2014 was $15.9 million, or $0.43 per diluted share, compared to $11.4 million, or $0.31 per diluted share, for the quarter ended September 30, 2013. Adjusted EBITDA, adjusted net income, and non-GAAP earnings per diluted share are all non-GAAP financial measures.

For the six months ended September 30, 2014, revenue increased 14% to $286.0 million, from $251.6 million for the six months ended September 30, 2013. Net income attributable to common stockholders was $3.3 million, or $0.09 per diluted share, for the six months ended September 30, 2014, compared to net income attributable to common stockholders of $12.7 million, or $0.35 per diluted share, for the same period in the prior fiscal year. For the six months ended

September 30, 2014, adjusted EBITDA was $49.4 million, up from $44.8 million for the six months ended September 30, 2013. Adjusted net income for the six months ended September 30, 2014 was $26.9 million, or $0.73 per diluted share, compared to $22.7 million, or $0.62 per diluted share, for the six months ended September 30, 2013.

Change in Fiscal Year

The Company announced a change to its financial reporting periods to make its fiscal year consistent with the calendar year. Historically, the Company’s fiscal year end has been March 31. The fiscal year will be December 31 beginning with the current transition period ending December 31, 2014.

The Company intends to file a Transition Report on Form 10-K covering the nine-month transition period from April 1, 2014 to December 31, 2014.

Outlook for Calendar Year 2014

The Company revised its previously announced calendar year 2014 guidance for revenue, adjusted EBITDA, and non-GAAP earnings per diluted share. For calendar year 2014, the Company expects revenue to be in a range of approximately $570 million to $575 million, revised from $570 million to $580 million previously, adjusted EBITDA to be in a range of approximately $97 million to $100 million, revised from $97 million to $103 million previously, and non-GAAP earnings per diluted share to be in a range of approximately $1.27 to $1.32, revised from $1.14 to $1.25 previously. For calendar year 2014, the Company expects amortization from acquisition-related intangible assets to be approximately $11 million.

Non-GAAP Financial Measures

This press release and the accompanying tables present information about the Company’s adjusted EBITDA, adjusted net income, and non-GAAP earnings per diluted share, which are non-GAAP financial measures provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “adjusted EBITDA” for the three and six months ended September 30, 2014 and 2013 refers to net income attributable to common stockholders before adjustment for the items set forth in the first table. The term “adjusted net income” for the three and six months ended September 30, 2014 and 2013 refers to net income attributable to common stockholders excluding the net of tax effect of the items set forth in the second table below. The term “non-GAAP earnings per diluted share” for the three and six months ended September 30, 2014 and 2013 refers to earnings per diluted share excluding the net of tax effect of the items set forth in the third table below.

A reconciliation of the foregoing historical non-GAAP financial measures to the most directly comparable historical GAAP financial measures is provided below for each of the periods indicated. It is not practicable to provide a reconciliation of forecasted adjusted EBITDA or non-GAAP earnings per diluted share to the most directly comparable GAAP financial measures because certain items required for the forecast of such GAAP financial measures, including fair value adjustments to acquisition-related earn-out liabilities, equity in loss of unconsolidated entity, and gains and losses on investment in common stock warrants, cannot reasonably be estimated or predicted at this time.

	Three Months Ended September 30,		Six Months Ended September 30,
	2014	2013	2014	2013
Net income attributable to common stockholders	$6,490	$9,002	$3,313	$12,695
Equity in loss of unconsolidated entities	1,197	(1,326)	3,347	1,907
Accretion of non-controlling interest to redemption value	(150)	—	6,890
Provision for income taxes	710	4,805	4,643	9,140
Other income, net	851	(1,091)	141	(1,614)
Depreciation and amortization	9,679	6,886	18,757	13,240
Acquisition and similar transaction charges	—	573	268	573
Fair value adjustments to acquisition-related earn-out liabilities	(400)	(950)	(500)	(250)
Vacation accrual adjustment (1)	850	—	850	—
Stock-based compensation expense	6,175	4,407	11,716	9,066

Adjusted EBITDA	$25,402	$22,306	$49,425	$44,757

	Three Months Ended September 30,		Six Months Ended September 30,
	2014	2013	2014	2013
Net income attributable to common stockholders	$6,490	$9,002	$3,313	$12,695
Equity in loss of unconsolidated entities	1,197	(1,326)	3,347	1,907
Accretion of non-controlling interest to redemption value	(150)	—	6,890	—
Amortization of acquisition-related intangibles, net of tax	2,261	1,231	3,713	2,367
Acquisition and similar transaction charges, net of tax	—	352	162	352
Fair value adjustments to acquisition-related earn-out liabilities, net of tax	(366)	(584)	(427)	(154)
Loss on investment in common stock warrants, net of tax	—	—	108	—
Vacation accrual adjustment, net of tax (1)	777	—	777	—
Stock-based compensation expense, net of tax	5,643	2,710	8,994	5,576

Adjusted net income	$15,852	$11,385	$26,877	$22,743

	Three Months Ended September 30,		Six Months Ended September 30,
	2014	2013	2014	2013
Net income attributable to common shareholders per share - Diluted	$0.18	$0.24	$0.09	$0.35
Equity in loss of unconsolidated entities	0.03	(0.03)	0.09	0.05
Accretion of non-controlling interest to redemption value	—	—	0.19	—
Amortization of acquisition-related intangibles, net of tax	0.06	0.03	0.11	0.06
Acquisition and similar transaction charges, net of tax	—	0.01	—	0.01
Fair value adjustments to acquisition-related earn-out liabilities, net of tax	(0.01)	(0.02)	(0.01)	—
Loss on investment in common stock warrants, net of tax	—	—	—	—
Vacation accrual adjustment, net of tax (1)	0.02	—	0.02	—
Stock-based compensation expense, net of tax	0.15	0.08	0.24	0.15

Non-GAAP earnings per diluted share	$0.43	$0.31	$0.73	$0.62

(1)	The Company maintains a “use it or lose it” employee vacation policy based on a March 31 fiscal year end. During the quarter, and in anticipation of the fiscal year end change announced herein, the Company recorded an incremental adjustment to vacation accrual at September 30, 2014. We expect that this liability will be utilized by March 31, 2015 as employees either use or lose vacation. Prior amounts were not material.

Web and Conference Call Information

As previously announced, the Company will hold a conference call to discuss its second quarter performance this evening, November 6, 2014, at 5:30 p.m. Eastern Time. The conference call will be available via live webcast on the Company’s website at www.advisory.com/IR. To participate by telephone, the dial-in number is 888.336.7150. Participants are advised to dial in at least five minutes prior to the call to register. The webcast will be archived for seven days from 8:00 p.m. Eastern Time on Thursday, November 6, 2014, until 11:00 p.m. Eastern Time on Thursday, November 13, 2014.

About The Advisory Board Company

The Advisory Board Company is a global research, technology, and consulting firm partnering with 4,500 organizations and more than 200,000 leaders across health care and higher education. Through its innovative membership model, the Company collaborates with executives and their teams to elevate performance and solve their most pressing challenges. The Company provides strategic guidance, actionable insights, web-based software solutions, and comprehensive implementation and management services. For more information, visit the firm’s website, www.advisory.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, including the Company’s expectations regarding its revenue, adjusted EBITDA, non-GAAP earnings per diluted share, and amortization of acquisition-related intangibles for calendar year 2014 are based on information available to the Company as of November 6, 2014, the date of this news release, as well as the Company’s current projections, forecasts, and assumptions, and are subject to risks and uncertainties. You are hereby cautioned that these statements may be affected by certain factors, including those set forth below. Consequently, actual operations and results may differ materially from the results discussed or implied in the forward-looking statements, and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ materially from those indicated or implied by the forward-looking statements include, among others, changes in the financial condition of the health care industry, our dependence on renewal of membership-based services, the need to attract new business and retain current members and qualified personnel, new product development, competition, risks associated with the Company’s software tools and management and advisory services, risks relating to privacy, information security, and other health care-related laws and standards, maintaining our third-party provider relationships and strategic alliances, our ability to license technology from third parties, impairment of goodwill, and various factors related to income and other taxes, as well as other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2014, which is available for review on the Company’s website at www.advisory.com/IR and at the Securities and Exchange Commission’s website at www.sec.gov. Additional information will also be set forth in the Company’s Report on Form 10-Q for the quarter ended September 30, 2014 to be filed with the Securities and Exchange Commission.

Accordingly, readers are cautioned not to place undue reliance on the forward-looking statements made in this news release, which speak only as of the date of this news release. The Company does not undertake to update any of its forward-looking statements, whether as a result of circumstances or events that arise after the date they are made, new information, or otherwise.

# # #

THE ADVISORY BOARD COMPANY

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

AND OTHER OPERATING STATISTICS

(In thousands, except per share data)

	Three Months Ended September 30,		Selected Growth	Six Months Ended September 30,		Selected Growth
	2014	2013	Rates	2014	2013	Rates
Statements of Income
Revenue	$144,220	$128,341	12.4%	$286,040	$251,557	13.7%

Cost of services, excluding depreciation and amortization (1) (2)	74,078	69,857		148,296	135,807
Member relations and marketing (1)	26,792	22,198		53,368	44,386
General and administrative (1) (3) (4)	24,573	18,010		47,285	35,996
Depreciation and amortization (5)	9,679	6,886		18,757	13,240

Operating income	9,098	11,390		18,334	22,128
Other (expense) income, net (6)	(851)	1,091		(141)	1,614

Income before provision for income taxes and equity in loss of unconsolidated entities	8,247	12,481		18,193	23,742
Provision for income taxes	(710)	(4,805)		(4,643)	(9,140)
Equity in loss of unconsolidated entities (8)	(1,197)	1,326		(3,347)	(1,907)

Net income before allocation to noncontrolling interest	6,340	9,002		10,203	12,695
Net loss and accretion to redemption value attributable to noncontrolling interest (7)	150	—		(6,890)	—

Net (loss) income attributable to common stockholders	$6,490	$9,002		$3,313	$12,695

Net income attributable to common stockholders per share
Basic	$0.18	$0.25		$0.09	$0.36
Diluted	$0.18	$0.24		$0.09	$0.35
Weighted average common shares outstanding
Basic	36,191	35,883		36,301	35,686
Diluted	36,703	36,897		36,871	36,758
Contract Value (at end of period)	$561,645	$491,338	14.3%

Percentages of Revenue
Cost of services, excluding depreciation and amortization (1) (2)	51.4%	54.4%		51.8%	54.0%
Member relations and marketing (1)	18.6%	17.3%		18.7%	17.6%
General and administrative (1) (3) (4)	17.0%	14.0%		16.5%	14.3%
Depreciation and amortization (5)	6.7%	5.4%		6.6%	5.3%
Operating income	6.3%	8.9%		6.4%	8.8%
Net income attributable to common stockholders	4.5%	7.0%		1.2%	5.0%

(1) Amounts include stock-based compensation, as follows:
Cost of services	1,916	1,284		4,005	2,689
Member relations and marketing	1,141	926		2,222	1,902
General and administrative	3,118	2,197		5,489	4,475

(2) Amounts include fair value adjustments of acquisition-related earn-out liabilities, as follows:
Cost of services	(400)	(950)		(500)	(250)

(3) Amounts include acquisition and transaction related costs, as follows:
General and administrative	—	573		268	573

(4) Amounts include Vacation accrual adjustment as follows:
General and administrative	850	—		850	—

(5) Amounts include amortization of acquisition-related intangibles, as follows:
Depreciation and amortization	2,473	2,001		4,874	3,848

(6) Amounts include loss on investment in common stock warrants, as follows:
Other income, net	—	—		180	—

(7) Amount represents non-cash charge to accrete redeemable non-controlling interest to redemption value
	150	—		6,890	—

(8)    The equity in loss of unconsolidated entities shown in the table reflects the Company’s share of the preliminary results for Evolent Health for the quarter ended September 30, 2014 and is subject to adjustment based on any changes to such preliminary results made by Evolent Health.

THE ADVISORY BOARD COMPANY

CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30,	March 31,
	2014	2014
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$26,886	$23,129
Marketable securities, current	2,402	2,452
Membership fees receivable, net	476,908	447,897
Prepaid expenses and other current assets	26,553	27,212
Deferred income taxes, current	6,944	5,511

Total current assets	539,693	506,201
Property and equipment, net	116,252	102,457
Intangible assets, net	32,909	33,755
Deferred incentive compensation and other charges	77,802	86,147
Deferred income taxes, net of current portion		—
Marketable securities, net of current portion	85,018	161,944
Goodwill	153,028	129,424
Investments in and advances to unconsolidated entities	12,509	15,857
Other non-current assets	5,370	5,550

Total assets	$1,022,581	$1,041,335

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Deferred revenue, current	$460,312	$459,827
Accounts payable and accrued liabilities	70,122	77,815
Accrued incentive compensation	16,624	28,471

Total current liabilities	547,058	566,113
Deferred revenue, net of current portion	137,889	127,532
Deferred income taxes, net of current portion	7,515	1,556
Other long-term liabilities	8,633	8,975

Total liabilities	701,095	704,176

Redeemable noncontrolling interest	6,763	100
The Advisory Board Company’s stockholders’ equity:
Common stock	360	363
Additional paid-in capital	432,178	429,932
Accumulated deficit	(117,498)	(91,468)
Accumulated other comprehensive (loss) income	(317)	(1,541)

Total stockholders’ equity controlling interest	314,723	337,286
Equity attributable to noncontrolling interest	—	(227)

Total stockholders’ equity	314,723	337,059

Total liabilities and stockholders’ equity	$1,022,581	$1,041,335

THE ADVISORY BOARD COMPANY

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Six Months Ended September 30,
	2014	2013
Cash flows from operating activities:
Net income before allocation to noncontrolling interest	$10,203	$12,695
Adjustments to reconcile net income before allocation to noncontrolling interest to net cash provided by operating activities:
Depreciation and amortization	18,757	13,240
Deferred income taxes	2,639	(737)
Excess tax benefits from stock-based awards	(2,118)	(12,839)
Stock-based compensation expense	11,716	9,066
Amortization of marketable securities premiums	1,018	1,358
Loss on investment in common stock warrants	180	—
Equity in loss of unconsolidated entities	3,347	1,907
Changes in operating assets and liabilities:
Membership fees receivable	(27,496)	(16,825)
Prepaid expenses and other current assets	2,777	8,340
Deferred incentive compensation and other charges	8,345	(5,958)
Deferred revenue	10,090	25,459
Accounts payable and accrued liabilities	(4,620)	6,281
Acquisition-related earn-out payments	(3,073)	(1,812)
Accrued incentive compensation	(11,847)	(4,922)
Other long-term liabilities	(342)	316

Net cash flows provided by operating activities	19,576	35,569

Cash flows from investing activities:
Purchases of property and equipment	(26,634)	(23,585)
Capitalized external use software development costs	(2,522)	(2,309)
Investments in and loans to unconsolidated entities	—	(15,641)
Cash paid for acquisitions, net of cash acquired	(25,830)	(11,482)
Redemptions of marketable securities	77,988	43,189
Purchases of marketable securities	—	(19,824)

Net cash flows provided by (used in) investing activities	23,002	(29,652)

Cash flows from financing activities:
Proceeds from issuance of stock from exercise of stock options	2,382	13,497
Withholding of shares to satisfy minimum employee tax withholding	(7,611)	(5,796)
Credit facility issuance costs	—	—
Proceeds from issuance of stock under employee stock purchase plan	304	256
Excess tax benefits from stock-based awards	2,118	12,839
Acquisition-related earn-out payments	—	—
Purchases of treasury stock	(36,014)	(11,159)

Net cash flows (used in) provided by financing activities	(38,821)	9,637

Net increase in cash and cash equivalents	3,757	15,554
Cash and cash equivalents, beginning of period	23,129	57,829

Cash and cash equivalents, end of period	$26,886	$73,383